UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 250

San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00000002 par value	MEIP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Retirement

On August 2, 2021, Brian G. Drazba, the Chief Financial Officer and Secretary of MEI Pharma, Inc. (the “Company”), and the Company mutually agreed that Mr. Drazba will retire from the Company, effective December 31, 2021.

In connection with his retirement, Mr. Drazba entered into a Transition and Retirement Agreement with the Company on August 2, 2021 (the “Transition and Retirement Agreement”). Pursuant to the terms of the Transition and Retirement Agreement, Mr. Drazba will continue to serve as the Chief Financial Officer and Secretary of the Company through the first to occur of December 31, 2021 or the date on which a new Chief Financial Officer is appointed, or his earlier termination of employment. Mr. Drazba’s separation from the Company will deemed to be a termination without Cause under his offer letter with the Company, effective February 1, 2017 (“Offer Letter”), as previously filed with the Securities and Exchange Commission (“SEC”) and incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 3, 2017. Accordingly, if Mr. Drazba continues in employment with the Company through December 31, 2021 or the Company terminates his employment earlier without Cause, and, in each case, he executes and does not revoke a release of claims, Mr. Drazba will be entitled to receive: (i) the severance payment provided for upon a termination without Cause under the Offer Letter; and (ii) accelerated vesting of the stock options that would have vested during the 12 months following December 31, 2021 but for Mr. Drazba’s retirement from the Company. Additionally, pursuant to the Transition and Retirement Agreement, Mr. Drazba will be entitled to exercise his vested stock options through December 31, 2022, or until the expiration of the option term, if earlier, subject to the terms of the applicable option agreements. Under the terms of the Transition and Retirement Agreement, Mr. Drazba has agreed to continue to be bound by certain restrictive covenants, including covenants set forth in his Confidentiality, Non-Solicitation and Invention Assignment Agreement.

If Mr. Drazba resigns or is terminated for Cause, in each case prior to December 31, 2021, Mr. Drazba’s employment with the Company will terminate as of such date, and he will not be entitled to receive the severance payments and benefits provided under his Offer Letter or be entitled to the extended exercise period with respect to his vested options, as noted above.

The foregoing description of the Transition and Retirement Agreement is qualified in its entirety by reference to the full text of the Transition and Retirement Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition and Retirement Agreement between Brian G. Drazba and MEI Pharma, Inc., dated as of August 2, 2021.

99.1	Press Release.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: August 5, 2021